As filed with the Securities and Exchange Commission on October 10, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ALPHATON CAPITAL CORP

(Exact name of Registrant as specified in its charter)

N/A

(Translation of Registrant’s name into English)

British Virgin Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Clarence Thomas Building, P.O. Box 4649

Road Town, Tortola

British Virgin Islands, VG1110
(203) 221-7378

(Address and telephone number of Registrant’s principal executive offices)

Andrea Park, CFO

c/o Portage Development Services, Inc.

1111B S Governors Ave, Ste 25907

Dover, Delaware 19904

(302) 219-5556

(Name, address, and telephone number of agent for service)

Copies to:

Steven J. Abrams, Esq. Stephen Nicolai, Esq. Hogan Lovells US LLP 1735 Market Street, Suite 2300 Philadelphia, PA 19103 (267) 675-4600	Michael Doyle Forbes Hare LLP 5 King’s Bench Walk Temple, London EC4Y 7DN United Kingdom +44 (0) 207 0143 225

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement is declared effective.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the U.S. Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 10, 2025

PRELIMINARY PROSPECTUS

7,473,917 Ordinary Shares

Offered by the Selling Shareholders

This prospectus relates to the offer and resale, from time to time, by the selling shareholders named in this prospectus (the “Selling Shareholders”) of up to an aggregate of 7,473,917 of our ordinary shares, no par value per share (the “Ordinary Shares”), consisting of (i) 4,215,451 issued and outstanding Ordinary Shares (the “Shares”) and (ii) 3,258,466 Ordinary Shares (the “Warrant Shares”) issuable upon the exercise of pre-funded warrants to purchase Ordinary Shares (the “Warrants”). We are not selling any Ordinary Shares under this prospectus and will not receive any proceeds from the sale of Ordinary Shares by the Selling Shareholders. Upon any exercise of the Warrants for cash, we will receive the exercise price of such Warrants.

We are registering the offer and resale of the Shares and Warrant Shares to satisfy the provisions of: (i) that certain Registration Rights Agreement, by and between us and the investors party thereto, dated as of September 2, 2025 (the “September 2025 Registration Rights Agreement”), in connection with our private placement of securities, which closed on September 25, 2025 (the “Private Placement”); (ii) that certain Registration Rights Agreement, by and between us and the investors party thereto, dated as of January 23, 2025, in connection with our private placement of securities, which closed on January 29, 2025; and (iii) that certain Subscription Agreement, by and between us and the party thereto, dated as of June 5, 2025, in connection with our share exchange (the “Share Exchange”).

The Selling Shareholders may sell or otherwise dispose of the Shares and Warrant Shares covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Shareholders may sell or otherwise dispose of the Shares and Warrant Shares covered by this prospectus in the section entitled “Plan of Distribution”. Discounts, concessions, commissions and similar selling expenses attributable to the sale of the Shares and Warrant Shares covered by this prospectus will be borne by the Selling Shareholders. We will pay all expenses (other than discounts, concessions, commissions and similar selling expenses) relating to the registration of the Shares and Warrant Shares with the U.S. Securities and Exchange Commission (the “SEC”).

Our Ordinary Shares are traded on The Nasdaq Capital Market under the symbol “ATON.” On October 9, 2025, the last reported sale price of our Ordinary Shares on The Nasdaq Capital Market was $8.35 per share.

Investing in the securities offered in this prospectus involves a high degree of risk. Before making any investment in these securities, you should consider carefully the risks and uncertainties in the section entitled “Risk Factors” beginning on page 6 of this prospectus, and in the other documents that are incorporated by reference into this prospectus.

Neither the SEC nor any state or non-U.S. regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                    , 2025

ABOUT THIS PROSPECTUS

This prospectus relates to the resale by the Selling Shareholders identified in this prospectus under the section “Selling Shareholders,” from time to time, of up to an aggregate of 7,473,917 of our Ordinary Shares. We are not selling any Ordinary Shares under this prospectus and will not receive any proceeds from the sale of Ordinary Shares by the Selling Shareholders. Upon any exercise of the Warrants for cash, we will receive the exercise price of such Warrants.

This prospectus is part of a registration statement on Form F-3 that we have filed with the SEC. It omits some of the information contained in the registration statement, and reference is made to the full registration statement for further information with regard to us and the securities being offered by the Selling Shareholders. Any statement contained in this prospectus concerning the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the SEC is not necessarily complete, and in each instance, reference is made to the copy of the document filed. You should review the complete document to evaluate these statements.

You should rely only on the information contained in this prospectus. We have not, and the Selling Shareholders have not, authorized anyone to provide you with information other than the information that has been provided or incorporated by reference in this prospectus, and your reliance on any unauthorized information or representation is at your own risk. This prospectus may be used only in jurisdictions where offers and sales of these securities are permitted. You should assume that the information appearing in this prospectus is accurate only as of the date of this prospectus and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, or any sale of our securities. Our business, financial condition and results of operations may have changed since those dates.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference filed with the SEC before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in a document incorporated by reference is inconsistent with a statement in another document incorporated by reference having a later date, the statement in the document having the later date modifies or supersedes the earlier statement.

Neither we nor the Selling Shareholders have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons who come into possession of this prospectus and any free writing prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus and any free writing prospectus applicable to that jurisdiction.

This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any of our securities other than the securities covered hereby, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy any securities of the Company in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should read this prospectus, including any information incorporated by reference, and any free writing prospectus authorized for use in connection with this offering, in its entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.”

In this prospectus, unless the context indicates otherwise the terms “AlphaTON Capital Corp,” “the Company,” “our Company,” “ATON,” “we,” “us” or “our” are used interchangeably and mean AlphaTON Capital Corp and its subsidiaries.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “will,” “should,” “could,” “would,” “may,” “target,” “project,” “predict,” “plan,” “potential,” “continue,” “indicate,” “suggests,” “may,” “designed to,” “ongoing,” “forecast,” and similar references, although not all forward-looking statements contain these words. Forward-looking statements are neither historical facts nor assurances of future performance. These statements are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Risks and uncertainties that could cause actual results to vary from expected results expressed in our forward-looking statements include, but are not limited to:

•	the risk that we may not secure additional financing or TON;
•	the uncertainty of our investment in TON;
•	the uncertainty around our legacy business, our operational strategy, our executive management team;
•	the risks from Telegram’s platform and ecosystem;
•	the potential impact of markets and other general economic conditions;
•	the risk of not being able to fully realize the anticipated benefits of our recent financing;
•	the uncertainty regarding our need for financing and our estimates regarding our capital requirements and future revenues and profitability;
•	our ability to service and repay debt obligations; and
•	the risks from specific restrictions on operations from our credit facility;

The risks and uncertainties set forth above are not exhaustive and additional factors, including those identified in this prospectus under the heading “Risk Factors,” and factors described elsewhere in this prospectus and in other filings we make with the SEC, including the other risks and uncertainties identified in Item 3.D. Risk Factors in our Annual Report on Form 20-F for the year ended March 31, 2025 and included in our Form 6-Ks furnished to the SEC, could adversely affect our business and financial performance. Therefore, you should not rely unduly on any of these forward-looking statements. Forward-looking statements contained in this prospectus speak as of the date hereof and we do not undertake any obligation to update or revise any of these forward-looking statements, whether as a result of new information, future events and developments or otherwise, except as required by law.

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PROSPECTUS SUMMARY

The following summary highlights certain information contained elsewhere or incorporated by reference in this prospectus. This summary provides an overview of selected information and does not contain all of the information you should consider in making your investment decision. Therefore, you should read the entire prospectus, and the documents incorporated by reference herein carefully before investing in our securities. Investors should carefully consider the information set forth under the heading “Risk Factors” of this prospectus and the financial statements and other information incorporated by reference in this prospectus.

Overview

We have two primary lines of business. On September 2, 2025, we consummated the Private Placement of approximately $36.2 million in gross proceeds to be able to enter into the digital asset industry with a focus on The Open Network (TON) token, “Toncoin” or “TON”. Since 2019, we have been engaged in researching and developing immune oncology treatments.

Digital Asset Business

Our entry into the digital asset industry seeks to capitalize on the current change in regulation relating to, and the growing investor and consumer appetite for, digital assets; in particular The Open Network (TON) token. We believe there is a current unique opportunity to invest in TON token by means of direct acquisition and long-term holding as a core treasury asset. This opportunity is founded on the increasing adoption of decentralized networks, the technological advancements underlying TON, and the expanding use cases for blockchain-based assets.

TON token is an especially compelling digital asset because it is currently the exclusive blockchain partner for the Telegram app, which is one of the top 10 most popular apps globally, hosting over 1 billion monthly active users. This partnership positions TON at the center of a vast and active user base, providing significant potential for ecosystem growth, adoption, and utility. The scalable architecture of TON, combined with its active developer community and integration with a major global platform like Telegram, enhances its prospects for broad adoption and long-term value creation.

Our objective through holding TON token is to provide shareholders with exposure to the potential appreciation of TON token and to participate in the development of the TON ecosystem. To achieve this, our general strategy for deploying our working capital is to immediately allocate 99% of our net cash proceeds from the Private Placement to the purchase of TON token (other than the $4 million allocated to our legacy business), with the remaining 1% reserved for operational expenses and liquidity needs. We will acquire TON token through transactions on digital asset exchanges and through over-the-counter (OTC) arrangements, and direct purchases from qualified sellers, as appropriate. Our initial capital will be deployed upon availability, ensuring prompt exposure to TON token. Notwithstanding our objective, our acquisition of TON token may be influenced by market liquidity, regulatory considerations, or operational factors. We may also maintain a small portion of our capital in cash or cash equivalents to manage ongoing operational expenses.

In addition to our initial deployment, we plan to continue to raise funds to grow our treasury through private investment in public equity (PIPE) transactions, at-the-market (ATM) offerings, public offerings and other financings. These ongoing capital-raising efforts will support the continued accumulation of TON token as part of our yield-bearing treasury strategy.

For the TON token that we acquire, we will design and use liquidity management strategies for our cryptocurrency holdings, including staking protocols and yield optimization, as applicable. We intend to design and implement diversified digital asset portfolio allocation models as prudent in relation to our TON holdings so that we can manage risk and respond to evolving market conditions. We will conduct a regular review of emerging decentralized finance (“DeFi”) protocols and yield-generating opportunities for TON with institutional safeguards so as to enhance returns while maintaining appropriate risk controls and compliance with applicable regulations.

From the Private Placement, we acquired our first significant treasury tranche of approximately $15 million of TON.

Immune-Oncology Treatment Research and Development

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In our immune-oncology activities, we have been seeking to advance treatments that we believe will be first-in-class therapies that target known checkpoint resistance pathways to improve long-term treatment response and quality of life in patients with invasive cancers.

We attempt to source and develop early-to mid-stage treatments that we believe will be first-in-class therapies for a variety of cancers, by funding, implementing viable, cost- effective product development strategies, clinical counsel/trial design, shared services, financial and project management to enable efficient, turnkey execution of commercially informed development plans. Our drug development focuses on product candidates or technologies based on biology addressing known resistance pathways/mechanisms of current checkpoint inhibitors with established scientific rationales.

At this time, we have limited capital to fund our immune-oncology business activities. We have been exploring different funding alternatives. We expect to utilize approximately $4 million of the net proceeds of the Private Placement for our legacy business. However, there is no assurance that there will be sufficient capital available for our immune-oncology activities, or available on satisfactory terms, to enable us to continue our immune-oncology business.

We are also exploring strategic alternatives for our immune-oncology business activities, which may include finding a partner for one or more of our assets, a sale of all or a portion of our immune-oncology assets, a sale of some of our research subsidiaries, corporate restructurings both in and out of court for all or some of our research subsidiaries, further financing efforts directed specifically for the immune-oncology business or other strategic actions.

For a description of our business, financial condition, results of operations and other important information regarding the Company and its digital assets, we refer you to our filings with the SEC incorporated by reference into this prospectus. For instructions on how to find copies of these documents, see the section entitled “Where You Can Find More Information.” More information about us is also available through our website at www.alphatoncapital.com. The information on such website is not incorporated by reference and is not a part of this prospectus.

Corporate Information

We were originally incorporated in Ontario, Canada in 1973. We were inactive until 1985. Then, between 1986 and 2012, we were engaged in variety of businesses. Between 1986 to 2012, we went through several name changes ending with “Bontan Corporation Inc.” In December 2012, we decided to change the focus of our business activities and, in 2013, we began our business focus within the biotechnology sector. On June 4, 2013, we acquired Portage Pharma Ltd., a biotech private limited company formed under the laws of the British Virgin Islands, by an exchange of shares. On July 5, 2013, we changed our name to “Portage Biotech Inc.” and moved our jurisdiction from Ontario, Canada, to the British Virgin Islands under a certificate of continuance issued by the Registrar of Corporate Affairs of the BVI. On August 11, 2025, we changed our name to “AlphaTON Capital Corp” in connection with our change of focus of our business activities to digital assets. On February 25, 2021, our Ordinary Shares began trading on the Nasdaq Capital Market under the symbol “PRTG” and, since August 13, 2025, have been trading under the symbol “ATON”.

We are a BVI business company limited by shares with our registered office located at Clarence Thomas Building, P.O. Box 4649, Road Town, Tortola, BVI. Our United States agent is Andrea Park, the Chief Financial Officer of the Company, whose business address is 1111B S Governors Ave Ste 25907, Dover, Delaware 19904. We currently are a foreign private issuer under the SEC rules. Our telephone number is (203) 221-7378. Our website address is www.alphatoncapital.com. The inclusion of our website address is intended to be an inactive textual reference only and not an active hyperlink to our website. The information contained in, or that can be accessed through, our website address is not incorporated by reference in this prospectus and is not part of this prospectus. The SEC also maintains an internet website located at www.sec.gov that contains the information we file or furnish electronically with the SEC.

Implications of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to U.S. domestic public companies. For example:

•	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;
•	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;
•	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;
•	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;
•	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and
•	we and our officers, directors and significant shareholders owning 10% or more of our equity are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

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THE OFFERING

Ordinary Shares offered by the Selling Shareholders:	Up to 7,473,917 Ordinary Shares.

Ordinary Shares outstanding as of October 8, 2025:	5,881,902 Ordinary Shares.

Ordinary Shares outstanding immediately after this offering:	9,140,368 Ordinary Shares, assuming the exercise of all of the Warrants.

Use of proceeds:	We will not receive any proceeds from the sale of the Shares and Warrant Shares offered hereby by the Selling Shareholders. Upon any exercise of the Warrants for cash, we will receive the exercise price of such Warrants.

Risk factors:	An investment in our securities involves a high degree of risk. See the section entitled “Risk Factors” of this prospectus and the similarly titled sections in the documents incorporated by reference into this prospectus for a discussion of factors you should consider before deciding to invest in our securities.

Nasdaq Capital Market symbol:	“ATON”

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RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risk factors discussed below and incorporated by reference from our most recent Annual Report on Form 20-F and our reports on Form 6-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement and any applicable free writing prospectus before you decide whether to invest in our securities. We may face additional risks and uncertainties that are not presently known to us, or that we currently deem immaterial, which may also impair our business. You should consult your own financial and legal advisors as to the risks entailed by an investment in our securities and the suitability of investing in our securities in light of your particular circumstances. Some statements in this prospectus, including such statements in the following risk factors, constitute forward-looking statements. See the section titled “Cautionary Note Regarding Forward-Looking Statements.”

A large number of Ordinary Shares may be sold in the market upon the SEC declaring the registration statement of which this prospectus forms a part effective, which may significantly depress the market price of our Ordinary Shares.

A substantial number of Ordinary Shares may be sold in the public market in the future once the registration statement of which this prospectus forms a part is declared effective. If there are significantly more Ordinary Shares offered for sale than buyers are willing to purchase, then the market price of our Ordinary Shares may decline to a market price at which buyers are willing to purchase the offered Ordinary Shares and sellers remain willing to sell our Ordinary Shares. Sales of a substantial number of Shares and Warrant Shares in the public market, or the perception that such sales might occur, could depress the market price of our Ordinary Shares and could impair our ability in the future to raise capital through the sale of our additional equity securities.

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USE OF PROCEEDS

The net proceeds from any disposition of the Shares and Warrant Shares covered by this prospectus will be received by the Selling Shareholders. We will not receive any of the proceeds from any such Ordinary Shares offered by this prospectus. Upon any exercise of the Warrants for cash, we will receive the exercise price of such Warrants.

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SELLING SHAREHOLDERS

We have prepared this prospectus to allow the Selling Shareholders to offer and sell from time to time the Shares and Warrant Shares. The Ordinary Shares beneficially owned prior to the offering by the Selling Shareholders in the table below is based on information supplied to us by the Selling Shareholders, with beneficial ownership determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to the Ordinary Shares. This information does not necessarily indicate beneficial ownership for any other purpose.

The percentages of beneficial ownership of the Selling Shareholders in the below table is based upon on a denominator equal to the sum of (i) 5,881,902 Ordinary Shares outstanding as of October 8, 2025 and (ii) the number of Ordinary Shares issuable upon exercise or conversion of securities that are exercisable or convertible within 60 days of October 8, 2025, and beneficially owned by the applicable Selling Shareholder.

The Selling Shareholders may sell some, all or none of the Ordinary Shares offered by this prospectus from time to time. We do not know how long the Selling Shareholders will hold the Ordinary Shares covered hereby before selling them and we currently have no agreements, arrangements or understandings with the Selling Shareholders regarding the sale or other disposition of any Ordinary Shares.

In addition, since the date on which the Selling Shareholders provided the information, the Selling Shareholders may have sold, transferred or otherwise disposed of all or a portion of the Ordinary Shares in transactions exempt from the registration requirements of the Securities Act. Any changed information given to us by the Selling Shareholders will be set forth in prospectus supplements, post-effective amendments or in filings we make with the SEC under the Exchange Act, which are incorporated by reference in this prospectus, if and when necessary.

As used in this prospectus, the term “Selling Shareholders” includes the Selling Shareholders listed in the table below, together with any additional Selling Shareholders listed in a prospectus supplement, and its donees, pledgees, assignees, transferees, distributees and successors-in-interest that receive such Ordinary Shares in any non-sale transfer after the date of this prospectus.

Selling Shareholder	Number of Ordinary Shares Beneficially Owned Before this Offering	Percentage of Ordinary Shares Beneficially Owned Before this Offering	Number of Shares to be Sold in this Offering	Number of Shares Beneficially Owned After this Offering	Percentage of Total Outstanding Ordinary Shares Beneficially Owned After this Offering
Alpha Sigma Capital Fund, LP(1)	17,831	*	17,831	-	-
BitGo, Inc.(2)	8,726	*	8,726	-	-
Brisk Thrive International Limited(3)	1,114,644	17.59%	1,114,644	-	-
Cladrius Ltd. (4)	95,986	1.63%	95,986	-	-
Compedica Holdings Limited(5)	625,000	10.63%	625,000	-	-
David Leland Ventures LLC(6)	43,630	*	43,630	-	-
DecentraNet SPV 15 LLC(7)	290,651	4.94%	290,651	-	-
DWF MaaS Limited(8)	295,626	4.99%	2,618,240	160,000	1.91%
Gregory Bailey(9)	508,824	8.64%	402,439	106,385	1.81%
Hogarth Ventures Limited(10)	715,582	11.59%	715,582	-	-
James Mellon(11)	901,624	15.33%	121,951	779,673	13.25%
Keith Fleischmann(12)	17,452	*	17,452	-	-
Kirill Maltsev(13)	143,897	2.45%	143,897	-	-
Moca Services Limited(14)	1,745	*	1,745	-	-
Payward, Inc. (15)	174,520	2.97%	174,520	-	-
Stored Value GP(16)	658,644	11.20%	658,644	-	-
Tall Pines Capital LLC(17)	43,630	*	43,630	-	-
TONC DNA Series One Limited(18)	379,349	6.45%	379,349	-	-

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(1)	The address for this Selling Shareholder is 1713 Manatee Ave West, Bradenton, Florida 34205, United States of America. Enzo Villani is the managing partner of this Selling Shareholder and is also a member of our Board of Directors and serves as our Chief Investment Officer.

(2)	The address for this Selling Shareholder is 2443 Ash Street, Palo Alto, California 94306, United States of America.

(3)	The number of Ordinary Shares beneficially owned prior to this offering includes 453,702 Ordinary Shares underlying Warrants owned by this Selling Shareholder. Under the terms of such Warrants, the holder may not exercise the Warrants to the extent such exercise would cause such holder, together with its affiliates, to beneficially own a number of Ordinary Shares which would exceed 19.99% of the Ordinary Shares outstanding following such exercise (the “19.99% Ownership Cap”). Upon 61 days’ advance written notice to us, the holder of such Warrants may from time to time increase or decrease the 19.99% Ownership Cap percentage up to 19.99%. The address for this Selling Shareholder is 28/F, Landmark South, 39 Yip Kan Street, Wong Chuk Hang, Hong Kong.

(4)	The address for this Selling Shareholder is 50 Tice Corporate Center, 50 Tice Boulevard, Woodcliff Lake, New Jersey 07677, United States of America.

(5)	The address for this Selling Shareholder is Viking House, One Nelson Street, Douglas, Isle of Man, IM1 2AH. On June 5, 2025, the Company and this Selling Shareholder entered into that certain Subscription Agreement; for more information on this relationship see Exhibit 10.1 to the Form 6-K we filed with the SEC on June 9, 2025.

(6)	The address for this Selling Shareholder is 835 Norsota Way, Sarasota, Florida 34242, United States of America.

(7)	The address for this Selling Shareholder is 16192 Coastal Highway, Lewes, Delaware 19958, United States of America.

(8)	The number of Ordinary Shares beneficially owned prior to this offering includes 30,626 Ordinary Shares underlying Warrants owned by this Selling Shareholder. Under the terms of such Warrants, the holder may not exercise the Warrants to the extent such exercise would cause such holder, together with its affiliates, to beneficially own a number of Ordinary Shares which would exceed 4.99% of the Ordinary Shares outstanding following such exercise (the “4.99% Ownership Cap”). Upon 61 days’ advance written notice to us, the holder of such Warrants may from time to time increase or decrease the 4.99% Ownership Cap percentage up to 19.99%. The number of Ordinary Shares beneficially owned prior to this offering does not include 2,482,614 shares underlying such Warrants as a result of the 4.99% Ownership Cap and the 61 days’ advance notice provision. The address for this Selling Shareholder is Intershore Chambers, Road Town, Tortola, British Virgin Islands. On August 25, 2025, the Company and this Selling Shareholder entered into that certain Treasury Management Agreement pursuant to which this Selling Shareholder will provide digital asset management services to the Company; for more information see Exhibit 10.1 to the Form 6-K we filed with the SEC on September 23, 2025.

(9)	Includes 5,325 Ordinary Shares that may be acquired upon exercise of certain share options that are presently exercisable. The address for this Selling Shareholder is Viking House, Nelson Street, Douglas, Isle of Man, Y8 IM1 2AH. This Selling Shareholder was a member of our Board of Directors from June 2013 to September 2025.

(10)	The number of Ordinary Shares beneficially owned prior to this offering includes 291,524 Ordinary Shares underlying Warrants owned by this Selling Shareholder. Under the terms of such Warrants, the holder may not exercise the Warrants to the extent such exercise would cause such holder, together with its affiliates, to beneficially own a number of Ordinary Shares which would exceed the 19.99% Ownership Cap. Upon 61 days’ advance written notice to us, the holder of such Warrants may from time to time increase or decrease the 19.99% Ownership Cap percentage up to 19.99%. The address for this Selling Shareholder is 28/F, Landmark South, 39 Yip Kan Street, Wong Chuk Hang, Hong Kong.

(11)	Includes 1,420 Ordinary Shares that may be acquired upon exercise of certain share options that are presently exercisable. This Selling Shareholder may be deemed to be the beneficial owner of (i) 1,666 Ordinary Shares held directly by Agronomics Limited due to his position as chairman and controller and by virtue of his holdings of such entity (ii) 8,917 Ordinary Shares held directly by Galloway Limited due to his holding of 100% of the beneficial interest in such entity and (iii) 625,000 Ordinary Shares held directly by Compedica Holdings Limited due to position as a director and by virtue of his holdings of such entity (which shares are also being registered for resale hereby); accordingly, these shares are included in the Selling Shareholder’s beneficial holdings for purposes of this table. This is not and shall not be construed as an admission that this Selling Shareholder is the beneficial owner of any of our securities other than the securities actually owned by him. The address for this Selling Shareholder is Viking House, Nelson Street, Douglas, Isle of Man, IM1 2AH. This Selling Shareholder was a member of our Board of Directors from February 2022 to September 2025.

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(12)	The address for this Selling Shareholder is 6240 West 3rd Street, #421, Los Angeles, California 90036, United States of America.

(13)	The address for this Selling Shareholder is OASIS 3 Townhouses, Berawa 29, Jl. Pemelisan Agung, Tibubeneng, Kec. Kuta Utara, Kabupaten Badung, Bali, Indonesia.

(14)	The address for this Selling Shareholder is 28/F, Landmark South, 39 Yip Kan Street, Wong Chuk Hang, Hong Kong.

(15)	The Board of Directors of Payward, Inc. (“Payward”) has voting and investment control of the Ordinary Shares held by Payward and such power is exercised jointly by majority action. Accordingly, no individual member of the Board of Directors is deemed to be the beneficial owner of such Ordinary Shares. The address of Payward is 1603 Capitol Avenue, Suite 517B Cheyenne, Wyoming 82001, United States of America..

(16)	The address for this Selling Shareholder is 11 Souliou Street, Agios Tychonas, 4521, Cyprus.

(17)	The address for this Selling Shareholder is 7 Stony Point Road, Westport, Connecticut 06880, United States of America.

(18)	The address for this Selling Shareholder is 151 Calle de San Francisco, #200, San Juan, Puerto Rico 00901, United States of America.

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DESCRIPTION OF SECURITIES

The material terms and provisions of our Ordinary Shares are described within Exhibit 2.1 to our most recent Annual Report on Form 20-F filed with the SEC on July 25, 2025.

Each Warrant is exercisable at any time and from time to time on or after the original issue date and will expire once exercised in full. Each holders of the Warrants will not have the right to exercise any portion of its Warrant if such holder, together with its affiliates, would beneficially own in excess of 4.99%, 9.99% or 19.99% (at the initial election of the holder) of the number of Ordinary Shares outstanding immediately after giving effect to such exercise (the “Beneficial Ownership Limitation”); provided, however, that a holder may increase or decrease such Beneficial Ownership Limitation up to, and no higher than, 19.99%, by giving 61 days’ notice to the Company. As more fully described in the Warrants, if a Fundamental Transaction (as defined in the Warrants) occurs, then the successor entity will succeed to, and be substituted for the Company, and may exercise every right and power that the Company may exercise and will assume all of the Company’s obligations under the Warrants with the same effect as if such successor entity had been named in the Warrant itself. If holders of Ordinary Shares are given a choice as to the securities, cash or property to be received in such a Fundamental Transaction, then the holder shall be given the same choice as to the consideration it would receive upon any exercise of the Warrants following such a Fundamental Transaction.

There are an aggregate of 3,258,466 Ordinary Shares issuable pursuant to the Warrants. Each Warrant has an exercise price of $0.001 per Warrant Share. A form of the Warrant is filed as Exhibit 10.4 to the Form 6-K we filed with the SEC on September 3, 2025

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TAXATION

British Virgin Islands Tax Consequences

Under the law of the British Virgin Islands as currently in effect, a holder of our Ordinary Shares who is not a resident of the British Virgin Islands is not liable for British Virgin Islands income tax on dividends paid with respect to our Ordinary Shares, and all holders of our Ordinary Shares are not liable to the British Virgin Islands for income tax on gains realized on the sale or disposal of securities. The British Virgin Islands does not impose a withholding tax on dividends paid by a company incorporated or continued under the BVI Act.

There are no capital gains, gift or inheritance taxes levied by the British Virgin Islands on companies incorporated under the BVI Act. In addition, securities of companies incorporated under the BVI Act are not subject to transfer taxes, stamp duties (unless such companies hold land in the BVI) or similar charges.

There is no income tax treaty or convention currently in effect between (i) the United States and the British Virgin Islands or (ii) Canada and the British Virgin Islands, although a Tax Information Exchange Agreement is in force between the United States and the BVI and Canada and the BVI.

The BVI Economic Substance (Companies and Limited Partnership) Act (Revised Edition 2020) (the “ESA”)

The above legislation is aimed at addressing concerns raised by the Council of the European Union as to offshore structures engaged in certain activities, which attract profits without real economic activity provides (among other things) that BVI companies that carry out certain defined activities, need to take steps to establish substance in the British Virgin Islands. We have filed all our economic substance declarations when due in accordance with the requirements of the legislation. We are not currently subject to any requirements to establish economic substance in the BVI and given the nature of our business and assets at the current time, the ESA has little material impact on us and our operations. However, the legislation is still in its early stages and therefore remains subject to further clarification and interpretation.

U.S. Federal Income Tax Consequences

The discussion below is for general information only and is not, and should not be interpreted to be, tax advice to any holder of our Ordinary Shares. Each holder or a prospective holder of our Ordinary Shares is urged to consult his, her or its own tax advisor.

General

This section is a general summary of the material United States federal income tax consequences of the ownership and disposition of our Ordinary Shares. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the applicable Treasury regulations promulgated and proposed thereunder, judicial decisions and current administrative rulings and practice, all of which are subject to change, possibly on a retroactive basis. The summary applies to you only if you hold our Ordinary Shares as a capital asset within the meaning of Section 1221 of the Code. The United States Internal Revenue Service (the “IRS”), may challenge the tax consequences described below, and we have not requested, nor will we request, a ruling from the IRS or an opinion of counsel with respect to the United States federal income tax consequences of ownership or disposition of our Ordinary Shares. This summary does not purport to be a comprehensive description of all the tax considerations that may be relevant to the ownership of our Ordinary Shares. In particular, the discussion below does not cover tax consequences that depend upon your particular tax circumstances nor does it cover any state, local or non-United States law, or the possible application of the United States federal estate or gift tax. You are urged to consult your own tax advisors regarding the application of the United States federal income tax laws to your particular situation as well as any state, local, non-United States and United States federal estate and gift tax consequences of the ownership and disposition of our Ordinary Shares. In addition, this summary does not take into account any special United States federal income tax rules that may apply to a particular holder of our Ordinary Shares, including, without limitation, the following:

•	a dealer in securities;

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•	a trader in securities that elects to use a mark-to-market method of accounting for its securities holdings;
•	a financial institution or a bank;
•	an insurance company;
•	a tax-exempt organization;
•	a person that holds our Ordinary Shares in a hedging transaction or as part of a straddle or a conversion transaction;
•	a person whose functional currency for United States federal income tax purposes is not the U.S. dollar;
•	a person liable for alternative minimum tax;
•	a person that owns, or is treated as owning, 10% or more, by voting power or value, of our Ordinary Shares;
•	certain former U.S. citizens and residents who have expatriated; or
•	a person who receives our Ordinary Shares pursuant to the exercise of employee stock options or otherwise as compensation.

U.S. Holders

For purposes of the discussion below, you are a “U.S. Holder” if you are a beneficial owner of our Ordinary Shares who or which is:

•	an individual United States citizen or resident alien of the United States (as specifically defined for United States federal income tax purposes);
•	a corporation, or other entity treated as a corporation for United States federal income tax purposes, created or organized in or under the laws of the United States, any State or the District of Columbia;
•	an estate whose income is subject to United States federal income tax regardless of its source; or
•	a trust (x) if a United States court can exercise primary supervision over the trust's administration and one or more United States persons are authorized to control all substantial decisions of the trust or (y) if it was in existence on August 20, 1996, was treated as a United States person prior to that date and has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

If a partnership holds our Ordinary Shares, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. If you are a partner of a partnership holding our Ordinary Shares, you should consult your tax advisor.

Distributions

In general, subject to the passive foreign investment company (“PFIC”) rules discussed below, the gross amount of any distribution received by a U.S. Holder with respect to our Ordinary Shares will be included in the gross income of the U.S. Holder as a dividend to the extent attributable to our current and accumulated earnings and profits, as determined under U.S. federal income tax principles. Unless we maintain calculations of our earnings and profits in accordance with U.S. federal income tax principles, U.S. Holders should expect that any distribution will generally be treated as a dividend for U.S. federal income tax purposes. Any dividends from us will not be eligible for the dividends-received deduction generally allowed to corporations in respect of dividends received from U.S. corporations. For U.S. foreign tax credit purposes, dividends received on our Ordinary Shares by a U.S. Holder will generally be treated as income from sources outside the United States and will generally constitute “passive category income.” A portion of such dividends, however, will be treated as U.S. source income, subject to certain exceptions, in proportion to our U.S. source earnings and profits if U.S. persons collectively own, directly or indirectly, 50% or more of the voting power or value of our Ordinary Shares.

U.S. Holders that are individuals and certain other non-corporate U.S. Holders will be subject to tax on dividend income from a “qualified foreign corporation” at preferential rates of taxation provided that certain holding period and other requirements are met. For this purpose, a foreign corporation (other than a corporation that is classified as a PFIC (as discussed below) for the taxable year in which the dividend is paid or the preceding taxable year) will generally be considered to be a qualified foreign corporation (i) if it is eligible for the benefits of a comprehensive tax treaty with the United States which the Secretary of Treasury of the United States determines is satisfactory for purposes of this provision and which includes an exchange of information program, or (ii) with respect to any dividend it pays on stock which is readily tradable on an established securities market in the United States. Our Ordinary Shares are listed on Nasdaq, which is an established securities market in the United States, and are expected to be readily tradable. Thus, we expect that dividends paid on our Ordinary Shares will meet the conditions above required for the preferential tax rates, provided we are not a PFIC in the year such dividend is paid or the preceding taxable year.

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Sale, Exchange or Other Taxable Disposition

Subject to the PFIC rules discussed below, upon a sale, exchange or other taxable disposition of our Ordinary Shares, a U.S. Holder will generally recognize a capital gain or loss equal to the difference between the amount realized on such sale, exchange or other taxable disposition and the adjusted tax basis of such Ordinary Shares. As discussed above, a U.S. Holder’s initial tax basis in our Ordinary Shares will generally equal the fair market value on the distribution date of such shares. Such gain or loss will be a long-term capital gain or loss if our Ordinary Shares have been held for more than one year and will be a short-term gain or loss if the holding period is equal to or less than one year. Such gain or loss will generally be considered U.S. source gain or loss for U.S. foreign tax credit purposes. Long-term capital gains of certain non-corporate U.S. Holders are eligible for reduced rates of taxation. For both corporate and non-corporate U.S. Holders, limitations apply to the deductibility of capital losses.

Passive Foreign Investment Company (PFIC)

Under the Code, we will be a PFIC for any taxable year in which, after the application of certain “look-through” rules with respect to related companies, either (i) 75% or more of our gross income consists of “passive income,” or (ii) 50% or more of the average quarterly value of our assets consist of assets that produce, or are held for the production of, “passive income.” Passive income generally includes interest, dividends, rents, rents and royalties other than certain rents and royalties which are received from unrelated parties in connection with the active conduct of a trade or business, and capital gains. Whether we will be a PFIC in any year depends on the composition of our income and assets, and the relative fair market value of our assets from time to time, which we expect may vary substantially over time. We must make a separate determination each year as to whether we are a PFIC. As a result, our PFIC status may change from year to year based on our income and assets. We believe that we were a PFIC for the fiscal year ended March 31, 2018 and that we were a PFIC for the fiscal year ended March 31, 2025. We may have been a PFIC in other years and we may be a PFIC in the future.

If we are a PFIC for any fiscal year during which a U.S. Holder holds our Ordinary Shares, we generally will continue to be treated as a PFIC with respect to that U.S. Holder for all succeeding fiscal years during which the U.S. Holder holds our Ordinary Shares, unless we cease to meet the threshold requirements for PFIC status and that U.S. Holder makes a qualifying “deemed sale” election with respect to the Ordinary Shares. If such an election is made, the U.S. Holder will be deemed to have sold the Ordinary Shares it holds at their fair market value on the last day of the last fiscal year in which we qualified as a PFIC, and any gain from such deemed sale will be subject to the consequences described below. After the deemed sale election, the Ordinary Shares with respect to which the deemed sale election was made will not be treated as shares in a PFIC unless we subsequently become a PFIC.

If we are a PFIC for any taxable year during which a U.S. Holder holds our Ordinary Shares, the U.S. Holder may be subject to adverse tax consequences. Generally, gain recognized upon a disposition of our Ordinary Shares by the U.S. Holder would be allocated ratably over the U.S. Holder's holding period for such Ordinary Shares. The amounts allocated to the taxable year of disposition and to years before we became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for that taxable year for individuals or corporations, as appropriate, and would be increased by an additional tax equal to interest on the resulting tax deemed deferred with respect to each such other taxable year. Further, to the extent that any distribution received by a U.S. Holder on our Ordinary Shares exceeds 125% of the average of the annual distributions on such Ordinary Shares received during the preceding three years or the U.S. Holder's holding period, whichever is shorter, that distribution would be subject to taxation in the same manner described immediately above with respect to gain on disposition.

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If we are a PFIC for any fiscal year during which any of our non-U.S. subsidiaries is also a PFIC, a U.S. Holder of our Ordinary Shares during such year will be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules to such subsidiary. U.S. Holders should consult their tax advisers regarding the tax consequences if the PFIC rules apply to any of our subsidiaries. Alternatively, if we are a PFIC and if our Ordinary Shares are “regularly traded” on a “qualified exchange,” a U.S. Holder may be eligible to make a mark-to-market election that would result in tax treatment different from the general tax treatment described above. Our Ordinary Shares would be treated as “regularly traded” in any calendar year in which more than a de minimis quantity of the Ordinary Shares are traded on a qualified exchange on at least 15 days during each calendar quarter. Nasdaq is a qualified exchange for this purpose. However, because a mark-to-market election cannot be made for equity interests in any lower-tier PFIC that we may own, a U.S. Holder that makes a mark-to-market election with respect to us may continue to be subject to the PFIC rules with respect to any indirect investments held by us that are treated as an equity interest in a PFIC for U.S. federal income tax purposes. If a U.S. Holder makes the mark-to-market election, the U.S. Holder generally will recognize as ordinary income any excess of the fair market value of the Ordinary Shares at the end of each taxable year over their adjusted tax basis, and will recognize an ordinary loss in respect of any excess of the adjusted tax basis of the Ordinary Shares over their fair market value at the end of the taxable year (but only to the extent of the net amount of income previously included as a result of the mark-to-market election). If a U.S. Holder makes the election, the U.S. Holder's tax basis in the Ordinary Shares will be adjusted to reflect these income or loss amounts. Any gain recognized on the sale or other disposition of our Ordinary Shares in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as an ordinary loss (but only to the extent of the net amount of income previously included as a result of the mark-to-market election). If a U.S. Holder makes a mark-to-market election it will be effective for the taxable year for which the election is made and all subsequent taxable years unless our Ordinary Shares are no longer regularly traded on a qualified exchange or the IRS consents to the revocation of the election. U.S. Holders are urged to consult their tax advisers about the availability of the mark-to-market election, and whether making the election would be advisable in their particular circumstances.

Alternatively, a U.S. Holder of stock in a PFIC may make a so-called “Qualified Electing Fund” election to avoid the PFIC rules regarding distributions and gain described above. The PFIC taxation regime would not apply to a U.S. Holder who makes a QEF election for all taxable years that such U.S. Holder has held our Ordinary Shares while we are a PFIC, provided that we comply with specified reporting requirements. Instead, each U.S. Holder who has made a valid and effective QEF election is required for each taxable year that we are a PFIC to include in income such U.S. Holder’s pro rata share of our ordinary earnings as ordinary income and such U.S. Holder's pro rata share of our net capital gains as long-term capital gain, regardless of whether we make any distributions of such earnings or gain. In general, a QEF election is effective only if we make available certain required information. U.S. Holders should be aware, however, that we are not required to make this information available but have agreed to do so for prior fiscal years for those U.S. Holders who ask for it. The QEF election is made on a shareholder-by-shareholder basis and generally may be revoked only with the consent of the IRS. U.S. Holders should consult with their own tax advisors regarding eligibility, manner and advisability of making a QEF election if we are treated as a PFIC.

In addition, if we are a PFIC or, with respect to particular U.S. Holders, are treated as a PFIC for the taxable year in which we paid a dividend or for the prior taxable year, the preferential rates discussed above with respect to dividends paid to certain non-corporate U.S. Holders would not apply.

If a U.S. Holder owns our Ordinary Shares during any year in which we are a PFIC, the U.S. Holder generally will be required to file an IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund) with respect to us, generally with the U.S. Holder's federal income tax return for that year. If we are a PFIC for a given taxable year, you should consult your tax advisor concerning your annual filing requirements.

The U.S. federal income tax rules relating to PFICs are complex. U.S. Holders are urged to consult their own tax advisers with respect to the ownership and disposition of our Ordinary Shares, the consequences if we are or become a PFIC, any elections available with respect to our Ordinary Shares, and the IRS information reporting obligations with respect to the ownership and disposition of our Ordinary Shares.

Foreign asset reporting

Certain U.S. Holders, who are individuals, are required to report information relating to an interest in Ordinary Shares, subject to certain exceptions (including an exception for Ordinary Shares held in accounts maintained by U.S. financial institutions). U.S. Holders are urged to consult their tax advisors regarding their information reporting obligations, if any, with respect to their ownership and disposition of Ordinary Shares.

Non-U.S. Holders

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If you are not a U.S. Holder, you are a “Non-U.S. Holder.”

Distributions on Our Ordinary Shares

You generally will not be subject to U.S. federal income tax, including withholding tax, on distributions made on our Ordinary Shares unless:

•	you conduct a trade or business in the United States; and
•	the distributions are effectively connected with the conduct of that trade or business (and, if an applicable income tax treaty so requires as a condition for you to be subject to U.S. federal income tax on a net income basis in respect of income from our Ordinary Shares, such distributions are attributable to a permanent establishment that you maintain in the United States).

If you meet the two tests above, you generally will be subject to tax in respect of such dividends in the same manner as a U.S. Holder, as described above. In addition, any effectively connected dividends received by a non-U.S. corporation may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30 percent rate or such lower rate as may be specified by an applicable income tax treaty.

Sale, Exchange or Other Disposition of Our Ordinary Shares

Generally, you will not be subject to U.S. federal income tax, including withholding tax, in respect of gain recognized on a sale or other taxable disposition of our Ordinary Shares unless:

•	your gain is effectively connected with a trade or business that you conduct in the United States (and, if an applicable income tax treaty so requires as a condition for you to be subject to U.S. federal income tax on a net income basis in respect of gain from the sale or other disposition of our Ordinary Shares, such gain is attributable to a permanent establishment maintained by you in the United States); or
•	you are an individual Non-U.S. Holder and are present in the United States for at least 183 days in the taxable year of the sale or other disposition, and certain other conditions exist.

If you meet one of tests above, you generally will be subject to tax in respect of any gain effectively connected with your conduct of a trade or business in the United States in the same manner as a U.S. Holder, as described above. Effectively connected gains realized by a non-U.S. corporation may also, under certain circumstances, be subject to an additional “branch profits tax” at a rate of 30 percent or such lower rate as may be specified by an applicable income tax treaty.

Backup Withholding and Information Reporting

Payments, including dividends and proceeds of sales, in respect of our Ordinary Shares that are made in the United States or by a United States related financial intermediary may be subject to United States information reporting rules. In addition, U.S. Holders may be subject to United States federal backup withholding tax. U.S. Holders will not be subject to backup withholding provided that:

•	you are a corporation or other exempt recipient; or
•	you provide your correct United States federal taxpayer identification number and certify, under penalties of perjury, that you are not subject to backup withholding.

Amounts withheld under the backup withholding rules may be credited against your United States federal income tax, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS in a timely manner.

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PLAN OF DISTRIBUTION

The Selling Shareholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling Ordinary Shares or interests in Ordinary Shares received after the date of this prospectus from a Selling Shareholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their Ordinary Shares or interests in Ordinary Shares on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Shareholders may use any one or more of the following methods when disposing of shares or interests therein:

•	distributions to members, partners, shareholders or other equityholders of the Selling Shareholders;
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	short sales and settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	broker-dealers may agree with the Selling Shareholders to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

The Selling Shareholders may, from time to time, pledge or grant a security interest in some or all of the Ordinary Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Ordinary Shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending the list of Selling Shareholders to include the pledgee, transferee or other successors in interest as Selling Shareholders under this prospectus. The Selling Shareholders also may transfer the Ordinary Shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the Selling Shareholders for purposes of this prospectus.

In connection with the sale of our Ordinary Shares or interests therein, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Ordinary Shares in the course of hedging the positions they assume. The Selling Shareholders may also sell our Ordinary Shares short and deliver these securities to close out their short positions, or loan or pledge the Ordinary Shares to broker-dealers that in turn may sell these securities. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Shareholders from the sale of the Ordinary Shares offered by them will be the purchase price of the Ordinary Shares less discounts or commissions, if any. Each of the Selling Shareholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Ordinary Shares to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the Warrants for cash, we will receive the exercise price of such Warrants.

The Selling Shareholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or another available exemption from the registration requirements under the Securities Act. The Selling Shareholders and any underwriters, broker-dealers or agents that participate in the sale of the Ordinary Shares or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act (it being understood that the Selling Shareholders shall not be deemed to be underwriters solely as a result of their participation in this offering). Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling Shareholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

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To the extent required, the Ordinary Shares to be sold, the names of the selling shareholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the Ordinary Shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Ordinary Shares may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the Selling Shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Shareholders and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the Selling Shareholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the Ordinary Shares offered by this prospectus.

We have agreed with the Selling Shareholders to use commercially reasonable efforts to cause the registration statement of which this prospectus constitutes a part to become effective and to remain continuously effective until the earlier of: (i) the date on which the selling shareholders shall have resold or otherwise disposed of all the shares covered by this prospectus and (ii) the date on which the shares covered by this prospectus no longer constitute “Registrable Securities” as such term is defined in the September 2025 Registration Rights Agreement, such that they may be resold by the Selling Shareholders without registration and without regard to any volume or manner-of-sale limitations and without current public information pursuant to Rule 144 under the Securities Act or any other rule of similar effect.

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EXPENSES

The following are the estimated expenses of this offering payable by us with respect to the issuance and distribution of the Ordinary Shares covered by the registration statement of which this prospectus forms a part. All amounts are estimates except the SEC registration fee.

SEC registration fee	$5,945.17
Legal fees and expenses	$100,000
Accountants’ fees and expenses	$30,000
Miscellaneous	$39,054.83
Total	$175,000

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ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated in the British Virgin Islands. There may be perceived disadvantages for investors that accompany incorporation in the British Virgin Islands, which may include the facts that the British Virgin Islands has a less developed body of securities laws as compared to the United States providing significantly less protection to investors.

Our organizational documents do not contain provisions requiring disputes be submitted to arbitration, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders. Therefore, actions in these controversies will have to be heard in formal court forums, which may be more costly and less flexible, and laws, interpretations and precedent may or may not be consistent or available.

An important part of our operations is conducted and a significant portion of our assets is located outside the United States. Some of our directors and officers are nationals or residents of jurisdictions other than the United States, and some or all of their assets are located outside the United States. As a result, it may be difficult or impossible for a shareholder to bring an original action against us or those persons in a British Virgin Islands or other court in the event that a shareholder believes that his or her rights have been infringed under the United States federal securities laws or otherwise. It may also be difficult for a shareholder to enforce in United States courts judgments obtained in United States courts based on the civil liability provisions of the United States federal securities laws against us and our officers and directors, some of whom are not residents of the United States and whose assets are located outside of the United States. In addition, there is uncertainty as to whether the courts of the British Virgin Islands would recognize or enforce judgments of United States courts against us or those persons predicated upon the civil liability provisions of the securities laws of the United States or any state. There is no statutory recognition in the British Virgin Islands of judgments obtained in the United States, although the courts of the British Virgin Islands will generally recognize and enforce a non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits. It is uncertain whether British Virgin Islands courts would be competent to hear original actions brought in the British Virgin Islands against us or those persons predicated upon the securities laws of the United States or any state.

Our corporate affairs are governed by our Memorandum and Articles and by the BVI Act and common law. The rights of shareholders to take legal action against our directors and us, actions by minority shareholders and the fiduciary responsibilities of our directors to us under British Virgin Islands law are to a large extent governed by common law, the BVI Act, court procedures and other relevant regulation. The jurisprudence of the British Virgin Islands is derived in part from comparatively limited judicial precedent in the British Virgin Islands as well as from English common law, which has persuasive, but not binding, authority on a court in the British Virgin Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under British Virgin Islands law are not as clearly established as they would be under statutes or judicial precedents in the United States. In particular, the British Virgin Islands has no securities laws as compared to the United States, and provides less protection to investors in many instances. In addition, British Virgin Islands companies may not have standing to initiate a shareholder derivative action before the federal courts of the United States.

As a result of all of the above, our shareholders may have more difficulties in protecting their interests through actions against our management, directors or major shareholders than would shareholders of a corporation incorporated and operating in a jurisdiction in the United States.

Forbes Hare LLP, our counsel as to British Virgin Islands law, has advised us that there is uncertainty as to whether the courts of the British Virgin Islands would:

•	recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or
•	entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Forbes Hare LLP has further advised us that the United States and the British Virgin Islands do not have a treaty providing for reciprocal recognition and enforcement of judgments of United States courts in civil and commercial matters and that a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not predicated solely upon the United States federal securities laws, would not be automatically enforceable in the British Virgin Islands. We have also been advised that any final and conclusive monetary judgment for a definite sum obtained against us in United States federal or state courts would be treated by the courts of the British Virgin Islands as a cause of action in itself and sued upon as a debt at common law so that no retrial of the issues would be necessary provided that:

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•	the United States federal or state court had jurisdiction in the matter and we either submitted to such jurisdiction or was resident or carrying on business within such jurisdiction and was duly served with process;
•	the judgment given by the United States federal or state court was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations;
•	the judgment was not procured by fraud;
•	recognition or enforcement of the judgment in the British Virgin Islands would not be contrary to public policy; and
•	the proceedings pursuant to which judgment was obtained were not contrary to natural justice.

A British Virgin Islands court may impose civil liability on us or our directors or officers in a suit brought in the courts of the British Virgin Islands against us or these persons with respect to a violation of United States federal securities laws, provided that the facts surrounding any violation constitute or give rise to a cause of action under British Virgin Islands law.

We have appointed Andrea Park, our Chief Financial Officer, as our agent to receive service of process with respect to any action brought against us in the United States under the federal securities laws of the United States.

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LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Forbes Hare LLP, our British Virgin Islands counsel.

EXPERTS

The consolidated financial statements of AlphaTON Capital Corp and its subsidiaries as of March 31, 2025, and for the year then ended, incorporated by reference in this prospectus have been audited by CBIZ CPAs P.C., an independent registered public accounting firm, in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The report on the consolidated financial statements contains an explanatory paragraph regarding our ability to continue as a going concern.

The consolidated financial statements of AlphaTON Capital Corp and its subsidiaries as of March 31, 2024, and for the two years then ended, incorporated by reference in this prospectus have been audited by Marcum LLP, an independent registered public accounting firm, in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in other documents that we file with it or furnish to. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference in this prospectus (i) the documents listed below, (ii) all subsequent annual reports that we file on Form 20-F prior to the termination of the offering under this prospectus, and (iii) all subsequent filings on Forms 6-K which are identified therein as being incorporated by reference into herein prior to the termination of the offering under this prospectus.

•	our Annual Report on Form 20-F for the fiscal year ended March 31, 2025, filed with the SEC on July 25, 2025;
•	our Reports on Form 6-K filed with or furnished to the SEC on April 28, 2025, May 29, 2025, June 9, 2025, June 25, 2025, June 27, 2025, September 3, 2025, September 4, 2025, September 23, 2025, September 25, 2025, and October 9, 2025; and
•	the description of our Ordinary Shares contained in our registration statement on Form 8-A filed with the SEC on February 18, 2021, as updated by Exhibit 2.1 to our Annual Report on Form 20-F for the fiscal year ended March 31, 2022 filed with the SEC on August 1, 2022, and any amendment or report filed for the purpose of further updating that description.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. We will provide this information upon written or oral request. We will provide this information at no cost to the requester. Any such request may be made by writing or telephoning us via the following:

Attention: Investor Relations c/o

AlphaTON Capital Corp

1111B S Governors Ave, Ste 25907

Dover, Delaware, 19904

(302) 219-5556

In addition, copies of any or all of the documents incorporated herein by reference may be accessed at our website at www.alphatoncapital.com. The information on such website is not incorporated by reference and is not a part of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We file annual reports on Form 20-F and other information with the SEC and furnish or file reports on Form 6-K to the SEC. The SEC maintains an internet site (www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Additional information about us is contained at our website at www.alphatoncapital.com. The information on such website is not incorporated by reference and is not a part of this prospectus.

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7,473,917 Ordinary Shares

 Offered by the Selling Shareholders

PROSPECTUS

, 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers.

British Virgin Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the British Virgin Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. In addition, a company may only indemnify a person who acted honestly and in good faith and in what he or she believed to be in the best interests of the company, and in the case of criminal proceedings, the person had no reasonable cause to believe that his or her conduct was unlawful.

Our Memorandum and Articles of Association provides that we may indemnify our directors, officers, agents or its liquidator (each an “Indemnifiable Person”) against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings if such Indemnifiable Person is or was a party or is threatened to be a party to proceedings by virtue of the fact he or she is or was a director, officer, agent or liquidator of the Company or is or was at the request of the Company serving as a director, officer, agent or liquidator or in another capacity for another entity We may only indemnify an Indemnifiable Person if he or she acted honestly and in good faith with a view to the our best interests and, with respect to any criminal action, he or she must have had no reasonable cause to believe his or her conduct was unlawful.

We may purchase and maintain insurance in relation to any person who is or was a director, or who at our request is or was serving as a director of, or in any other capacity is or was acting for another body corporate or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not we have or would have had the power to indemnify the person against the liability. We currently maintain director and officer insurance.

Item 9. Exhibits.

(a) The following documents are filed as part of this registration statement:

Exhibit Number	Description
3.1	Amended and Restated Memorandum of Association and Articles of Association of AlphaTON Capital Corp, as filed in the British Virgin Islands on August 11, 2025 – Incorporated herein by reference to Exhibit 3.1 to Form 6-K filed on September 3, 2025.
4.1	Description of Rights of Stock Registered under Section 12 of the Exchange Act – Incorporated herein by reference to Exhibit 2.1 to Form 20-F filed on August 1, 2022.
5.1*	Opinion of Forbes Hare LLP.
10.1	Form of Cash Securities Purchase Agreement – Incorporated herein by reference to Exhibit 10.1 to Form 6-K filed on September 3, 2025.
10.2	Form of Cryptocurrency Securities Purchase Agreement – Incorporated herein by reference to Exhibit 10.2 to Form 6-K filed on September 3, 2025.
10.3	Form of Registration Rights Agreement – Incorporated herein by reference to Exhibit 10.3 to Form 6-K filed on September 3, 2025.
10.4	Form of Pre-Funded Warrants – Incorporated herein by reference to Exhibit 10.4 to Form 6-K filed on September 3, 2025.
23.1*	Consent of CBIZ CPAs P.C.
23.2*	Consent of Marcum LLP.
23.3*	Consent of Forbes Hare LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on signature page).
107*	Filing Fee Table.

* Filed herewith.

Item 10. Undertakings

(a)       The undersigned registrant hereby undertakes:

(1)       To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)       To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)       To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii)       To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)       That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)       To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Form F-3.

(5)       That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)       Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)       Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)       The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tortola, British Virgin Islands, on October 10, 2025.

ALPHATON CAPITAL CORP

By:	/s/ Brittany Kaiser
Name:	Brittany Kaiser
Title:	Chief Executive Officer

Each person whose signature appears below constitutes and appoints each of Brittany Kaiser and Andrea Park, acting alone or together with another attorney-in-fact, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this Registration Statement (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments, thereto)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Brittany Kaiser	Chief Executive Officer and Director	October 10, 2025
Brittany Kaiser	(Principal Executive Officer)

/s/ Andrea Park	Chief Financial Officer	October 10, 2025
Andrea Park	(Principal Financial Officer and Principal Accounting Officer)

/s/ Enzo Villani	Executive Chairman of the Board	October 10, 2025
Enzo Villani

/s/ Steven Mintz	Director	October 10, 2025
Steven Mintz

/s/ Alexander Pickett	Director	October 10, 2025
Alexander Pickett

/s/ Michael Terpin	Director	October 10, 2025
Michael Terpin

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the Registrant, has signed this Registration Statement on October 10, 2025.

By:	/s/ Andrea Park
Andrea Park
Chief Financial Officer